Exhibit 2.1

OPTINOSE, INC.,

OPTINOSE AS,

-and-

CERTAIN SECURITYHOLDERS OF OPTINOSE AS

EXCHANGE AGREEMENT

for the acquisition of all or certain of the share capital and all convertible securities of

OPTINOSE AS

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”) is entered into as of the later of the 7th day of June 2010, and the date the last signature is executed on the signature pages hereto, by and among:

(1)                                 OPTINOSE, INC., a Delaware corporation, with its registered address at 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware (“DELCO”);

(2)                                 OPTINOSE AS, a private limited company duly organized under the laws of Norway, registration number 982483131, having its registered office at the Oslo Innovation Centre, Gaustadalléen 21, 0349 Oslo, Norway (“NORCO”); and

(3)                                 The (i) NORCO shareholders, (ii) NORCO noteholders and (iii) NORCO option holders, each  of whose names and addresses are set out in Schedule 1 hereto, which parties are each referred to herein as a “Securityholder” and together the “Securityholders”.

WHEREAS, the Securityholders together are the legal and beneficial owners of (i) up to 100% of the issued share capital of NORCO, as is detailed in column 2 of Schedule 1 hereto (the “NORCO Shares”), (ii) 100% of the convertible notes issued by NORCO pursuant to that certain Convertible Loan Agreement dated as of October 9, 2009 by and among NORCO and the lenders named therein, after giving effect to the waiver by such lenders of their rights to receive interest on the convertible notes after May 26, 2010 and until June 11, 2010, subject to the terms and conditions of that certain Waiver Agreement, dated on or about the date hereof (the “Interest Waiver”), and as detailed in column 3 of Schedule 1 hereto (the “NORCO Notes”), and (iii) 100% of the outstanding options to purchase shares of capital stock of NORCO pursuant to that certain Subscription Agreement (the “2005 Subscription Agreement”) dated as of December 20, 2005 by and among NORCO and the parties named therein (the “NORCO Options”, and collectively with the NORCO Shares and NORCO Notes, the “NORCO Securities”), as is detailed in column 4 of Schedule 1 hereto;

WHEREAS, DELCO has been newly incorporated prior to the execution and delivery of this Agreement, and the Board of Directors of DELCO has determined that it is in the best interests of DELCO for the NORCO Shares to be owned by DELCO, the NORCO Notes to be exchanged for capital stock of DELCO, for the NORCO Options to be exchanged for warrants exercisable for shares of DELCO, and for the Securityholders to acquire shares of capital stock, cash, options or warrants, as applicable, of DELCO in exchange for such NORCO Securities;

WHEREAS, simultaneous with the execution of this Agreement, NORCO, DELCO and former or current NORCO employees or their affiliates holding options to purchase NORCO common stock (“Employee NORCO Options”) will execute separate exchange agreements (the “Employee Option Exchanges”) pursuant to which the Employee NORCO Options will be exchanged for options to purchase common stock of DELCO in accordance with DELCO’s 2010 Stock Incentive Plan;

WHEREAS, the Securityholders desire to exchange their NORCO Shares for shares of capital stock of DELCO and certain payments in cash, their NORCO Notes for capital stock of DELCO, and their NORCO Options for warrants to purchase shares of capital stock of DELCO, in each case on the terms and conditions set out in this Agreement (the “Exchange”);

WHEREAS, it is intended by the parties hereto that the Exchange occur immediately prior to the Initial Closing as is contemplated by that certain Series C Subscription Agreement (the “Stock Purchase Agreement”), dated as of May 27, 2010, by and between DELCO and the investors named therein (the “Investors”), and the parties hereto acknowledge that the consummation of the Exchange constitutes a condition precedent for the Initial Closing under the Stock Purchase Agreement; and

WHEREAS, (i) the Exchange and Employee Option Exchanges would not be effected but for the Investor’s commitment to purchase shares of DELCO’s Series C Preferred Stock in the Stock Purchase Agreement (the “Stock Purchase”), (ii) the Exchange will be completed immediately prior to, in anticipation of, and in reliance upon the consummation of the Stock Purchase and Initial Closing under the Stock Purchase Agreement, and (iii) the parties intend that the Exchange, Employee Option Exchanges and Stock Purchase constitute one integrated series of transfers entitled to nonrecognition treatment for U.S. federal income tax purposes pursuant to Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                                      CAPITALIZATION

Immediately following the Exchange, and the investment contemplated by the Stock Purchase Agreement, the capitalization of DELCO will be as set forth on Schedule 2 hereto, and NORCO will be a wholly-owned subsidiary of DELCO.

2.                                      FORMATION OF DELCO

The Amended and Restated Certificate of Incorporation of DELCO is in the form of Exhibit A attached hereto.

3.                                      EXCHANGE OF NORCO SECURITIES FOR STOCK AND OPTIONS OF DELCO

3.1                               At the “Closing” to take place after the execution of this Agreement and immediately prior to the Initial Closing under the Stock Purchase Agreement (upon satisfaction of the closing conditions thereunder other than execution and delivery of this Agreement) at the offices of Hogan Lovells LLP, Columbia Square, 555 Thirteenth Street, N.W., Washington, DC 20004-1109, United States (or at such other place or remotely as the parties may agree), and subject to the execution and closing of the transactions contemplated by the Stock Purchase Agreement, each Securityholder hereby transfers:

3.1.1                     all of the NORCO Shares held by such Securityholder as set forth in column 2 of Schedule 1 hereto in exchange for (i) the number, class and series of shares of DELCO (the “Stock Consideration Shares”) as set forth in column 5 of Schedule 1 hereto, and (ii) the right to receive a cash payment at Closing in the amount set forth in column 5 of Schedule 1, if any; provided that such cash payment shall consist of only the amount set forth in column 5 of Schedule 1(1) and will not be increased or modified for any reason (including such Securityholder’s actual tax liability with respect to the Exchange);

3.1.2                     all of the NORCO Notes (as amended pursuant to Section 3.3 below and after giving effect to the Interest Waiver) held by such Securityholder as set forth in column 3 of Schedule 1 hereto as converted into and in exchange for the number, class and series of shares of DELCO (the

(1)  OptiNose’s tax accountants have advised that they believe that the Norwegian tax payable on the Exchange will equal twenty eight percent (28%) of three percent (3%) of estimated capital gain of such shareholder on their shares from their original date of purchase, or 0.84% of such capital gain.  DELCO has agreed that each Norwegian shareholder’s shares included in the Exchange will be exchanged for (i) corresponding shares in the New US Company, and (ii) a payment in cash that may approximate such tax liability.  This payment is not a tax indemnity — no additional amounts beyond that set forth in Schedule 1 would be paid in the Exchange.  Payment of taxes is the responsibility of each Securityholder, and each Securityholder’s actual tax liability may differ from this amount.

“Note Consideration Shares,” and together with the Stock Consideration Shares, the “Consideration Shares”) as set forth in column 6 of Schedule 1 hereto; and

3.1.3                     all of the NORCO Options held by such Securityholder as set forth in column 4 of Schedule 1 hereto in exchange for a warrant to purchase the number and class of shares of DELCO substantially in the form of Exhibit B attached hereto (the “Consideration Options”) as set forth in column 7 of Schedule 1 hereto.

3.2                               At the Closing, and in connection with the transfer described in Section 3.1 hereof, each Securityholder shall complete, execute a transfer notice (the “Transfer Notice”) attached as Exhibit C to DELCO to be held by DELCO in escrow.  Each Securityholder will promptly send, with a copy to the DELCO, the Transfer Note to its bank at which the Securityholder maintains its VPS account (the “VPS Bank”).  If any Securityholder fails to promptly send such Transfer Note, such Securityholder hereby authorizes the Purchaser to send such Transfer Note to the Securityholder’s VPS Bank.  Upon receipt of a confirmation from each Securityholder’s VPS Bank that the NORCO Shares have been transferred to DELCO in compliance with the Transfer Note and this Agreement, DELCO shall promptly deliver or cause to be delivered to each Securityholder share certificates representing the Consideration Shares, and the warrants representing the Consideration Options, that such Securityholder is entitled to pursuant to the Exchange.

3.3                               The full and unrestricted title to the NORCO Shares shall pass from each Securityholder to DELCO at the Closing, the conversion of the NORCO Notes into Consideration Shares shall be deemed effective at the Closing, with such NORCO Notes being hereby amended to provide for their conversion, pursuant to such amended terms, into Consideration Shares as provided hereunder, and the exchange of NORCO Options for Consideration Options shall be deemed effective at the Closing, with such NORCO Options being cancelled and becoming void and of no effect as of the Closing.

3.3.1                     The full and unrestricted title to the Consideration Shares and Consideration Options shall pass to each Securityholder, as set forth in column 6 and column 7 of Schedule 1, at the Closing and there are no issued outstanding shares of NORCO that have not yet been registered with the Norwegian Company Register.

3.3.2                     The parties acknowledge that prior to the date hereof, TKWD Ventures LLC held 12,055 shares of NORCO Series A-1 Convertible Preferred Stock and 9,644 NORCO Options for the benefit of its affiliate, TKWD/OptiNose LLC.  Pursuant to the Exchange, the Consideration Shares and Consideration Options for these interests shall be issued directly to TKWD/OptiNose LLC.

3.3.3                     The parties acknowledge and agree that TKWD Ventures LLC has agreed to transfer, for sufficient consideration duly received, effective at the Closing: (i) to Ikos Invest AS Consideration Options for 20,000 shares of DELCO Common Stock, and (ii) to Entrepreneurs Fund Consideration Options for 40,000 shares of DELCO Common Stock.  Schedule 1 reflects the completion of this transfer, and each signatory hereto hereby consents to, and waives any restrictions that may impede, such transfer (including any tag-along rights that such signatory may have under any of the Prior Shareholders’ Agreements).

4.                                      REPRESENTATIONS AND WARRANTIES AND WAIVERS

4.1                               Each of the parties represents and warrants to the other that it has the full power and authority to enter into this Agreement.

4.2                               Each Securityholder severally, and not jointly, represents and warrants to DELCO that:

4.2.1                     Such Securityholder is the owner of the NORCO Securities set forth opposite such Securityholder’s respective name in the Schedule 1 hereto and, except for such NORCO Securities as are identified on the Schedule 1 hereto, such Securityholder does not own any capital stock of NORCO or have the right to purchase or acquire any capital stock of NORCO through any subscription, warrant, option, convertible security or other right (contingent or otherwise) other than (i) Employee NORCO Options or (ii) pre-emptive rights, if any, under the Prior Shareholders’ Agreements (as defined below), the Norwegian Private Limited Companies Act of 1997 or otherwise, all of which pre-emptive rights are being waived hereunder;

4.2.2                     Such Securityholder will at the Closing have the right, power and authority to sell and transfer or procure the transfer of all of the NORCO Securities held by such Securityholder to DELCO in accordance with the provisions of this Agreement, free and clear of any liens, claims or other encumbrances, except for the pre-emptive rights contained in NORCO’s Articles of Association or provided by the Norwegian Private Limited Companies Act of 1997 or otherwise, all of which rights are waived for the Exchange pursuant to Section 4.3 below, and has taken all necessary action required for the due authorization, execution, delivery and performance by such Securityholder of this Agreement;

4.2.3                     The execution, delivery and performance of this Agreement will not violate any agreement, contract or other instrument to which such Securityholder is a party or is bound, other than any Prior Shareholders’ Agreements (as defined below), which are terminated hereunder, and any such violation of which is hereby waived; and

4.2.4                     Execution and performance of the provisions of this Agreement will effect the transfer of good and marketable title to and the full legal and beneficial ownership in the NORCO Securities held by such Securityholder, free and clear of any liens, claims or other encumbrances, except for the pre-emptive rights contained in NORCO’s Articles of Association or provided by the Norwegian Private Limited Companies Act of 1997 or otherwise, all of which rights are waived for the Exchange pursuant to Section 4.3 below.

4.3                               The Board of Directors of NORCO has approved the Exchange, and NORCO and each Securityholder hereby waive all restrictions on transfer (including pre-emptive rights, rights of first refusal, co-sale rights and similar restrictions and related notice periods), anti-dilution rights and any procedural requirements not specifically provided for herein which may exist in relation to the sale or exchange of the NORCO Securities contemplated hereby or the Stock Purchase Agreement, in each case under the articles of association of NORCO, the Norwegian Private Limited Companies Act of 1997, any subscription, shareholders or investment agreement relating to NORCO, DELCO or otherwise.

4.4                               DELCO hereby represents and warrants to each Securityholder that:

4.4.1                     DELCO is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as now conducted and as currently proposed to be conducted by it and to enter into and perform this Agreement and all other agreements required to be executed by DELCO at or prior to the Closing and to carry out the transactions contemplated by this Agreement.  DELCO has furnished to the

Securityholders complete and accurate copies of its Certificate and Bylaws, each as amended to date and currently in effect.  DELCO has at all times complied in all material respects with the provisions of its Certificate and Bylaws and is not in material default under, or in material violation of, any such provision.  DELCO has no outstanding liabilities or commitments and is not party to any agreements or contracts other than those being executed and delivered in connection with the Exchange and the Stock Purchase.

4.4.2                     The authorized capital stock of DELCO consists of 10,896,056 shares, of which (i) 6,868,813 shares have been designated as Common Stock, $0.001 par value per share, and (ii) 4,027,243 shares have been designated as Preferred Stock, $0.001 par value per share, 285,480 of which have been designated as Series A Preferred Stock, 35,680 of which have been designated as Series B-1 Preferred Stock, 782,600 of which have been designated as Series B-2 Preferred Stock and2,923,483 of which have been designated as Series C Preferred Stock.  One share of Common Stock of DELCO is currently outstanding and is owned by NORCO, and DELCO and NORCO hereby agree that effective as of the Closing under this Agreement, such share is cancelled and no longer outstanding.

4.4.3                     The issuance, sale and delivery of the Consideration Shares and the Consideration Options in accordance with this Agreement have been duly authorized by all necessary corporate action on the part of DELCO, and all such shares have been duly reserved for issuance.  The Consideration Shares when so issued, sold and delivered against payment therefor (by way of exchange of the NORCO Shares and/or NORCO Notes) in accordance with the provisions of this Agreement and the shares of capital stock issuable upon exercise of the Consideration Options when issued upon such exercise, will be duly and validly issued, fully paid and nonassessable, and free and clear of any lien or encumbrance other than as provided under the New Shareholders Agreements (as defined below).  The issuance of the Consideration Shares is not and will not be subject to any pre-emptive rights or rights of first refusal that have not been properly waived or complied with.

4.4.4                     The execution, delivery and performance by DELCO of this Agreement, and the consummation by DELCO of the transactions contemplated hereby, have been duly authorized by all necessary corporate action.  This Agreement has been duly executed and delivered by DELCO and constitutes a valid and binding obligation of DELCO enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors’ rights and subject to a court’s discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies.

5.                                      INVESTMENT WARRANTIES

5.1                               Each Securityholder, severally, and not jointly, represents and warrants that such Securityholder is either (i) an “accredited investor” as such term is defined in Regulation D promulgated under the U.S. Securities Act of 1933 (the “Securities Act”) or (ii) located outside the United States and is not a “U.S. Person” as such term is defined in Regulation S under the Securities Act (“Regulation S”) and that such Securityholder is obtaining the Consideration Shares and/or the Consideration Options in an “offshore transaction” (as such term is defined in Regulation S under the Securities Act) outside the United States, and that, to his knowledge, no “directed selling efforts” (as such term is defined in Regulation S) in the United States have been made by NORCO in connection with his acquisition of Consideration Shares and/or the Consideration Options.  Each Securityholder that is located outside the United States has so indicated on the signature page hereto.

5.2                               Each Securityholder severally, and not jointly, represents and warrants that it is acquiring the Consideration Shares and/or the Consideration Options for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and such Securityholder has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

5.3                               Each Securityholder severally, and not jointly, represents and warrants that (i) it is familiar with NORCO and DELCO, their business and personnel; (ii) the officers of NORCO and DELCO have made available to such Securityholder any and all information which such Securityholder has requested and have answered to such Securityholder’s satisfaction all inquiries made by such Securityholder with respect to DELCO and the Exchange; and (iii) such Securityholder has sufficient knowledge and experience in finance and business that such Securityholder is capable of evaluating the risks and merits of the investment in DELCO contemplated hereby and such Securityholder is able financially to bear the risks thereof.  Securityholder understands and acknowledges that the value of the Consideration Shares may be worth more or less than the aggregate consideration being delivered by Securityholder in connection with the transactions contemplated by this Agreement.

5.4                               Each Securityholder acknowledges and understands that (i) neither the Consideration Shares nor the Consideration Options have been registered under the Securities Act and each are “restricted securities” within the meaning of Rule 144 under the Securities Act; (ii)  neither the Consideration Shares nor the Consideration Options can be sold, transferred or otherwise disposed of except in accordance with Regulation S, if applicable, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration under the United States securities laws and other applicable securities laws, and hedging transactions involving the Consideration Shares and/or the Consideration Options may not be conducted unless in compliance with the Securities Act and any other applicable securities law; (iii) in any event, the exemption from registration under Rule 144 will not be available until the requisite holding period has been satisfied and even then will not be available unless a public market then exists for the Consideration Shares and adequate information concerning DELCO is then available to the public, and other terms and conditions of Rule 144 are complied with; and (iv) there is now no registration statement on file with the U.S. Securities and Exchange Commission with respect to any stock of DELCO and DELCO has no obligation or current intention to register the Consideration Shares or the Consideration Options (or any securities issuable upon exercise thereof) under the Securities Act.  Neither the Consideration Shares nor the Consideration Options shall be sold or transferred unless either (a) they first shall have been registered under the Securities Act and any other applicable securities law, or (b) DELCO first shall have been furnished with an opinion of legal counsel, if requested by DELCO, reasonably satisfactory to DELCO, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act and any other applicable securities law.

5.5                               All certificates representing Consideration Shares shall have affixed thereto legends in substantially the following form with such changes as the Company determines advisable or necessary to qualify for notice, registration and other exemptions under “blue sky” laws:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR STATE SECURITIES LAWS OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO THE TERMS AND CONDITIONS OF A SHAREHOLDERS AGREEMENT BY AND AMONG THE COMPANY AND THE HOLDERS SPECIFIED THEREIN, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.  THE SALE, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES IS SUBJECT TO THE TERMS OF SUCH AGREEMENT AND THE SECURITIES ARE TRANSFERABLE ONLY UPON PROOF OF COMPLIANCE THEREWITH.

5.6                               The representations and warranties of each Securityholder contained in this Agreement are the sole and exclusive representations and warranties made by each party in connection with the Exchange. No party to the Exchange has relied on any other representations and warranties of any of the other parties hereto except as expressly set forth in this Agreement.

6.                                      TERMINATION OF CERTAIN AGREEMENTS; WAIVERS

Simultaneously with the execution and delivery of this Agreement, each party to this Agreement is executing and delivering that certain Shareholders’ Agreement, dated as of the date of this Agreement, by and among DELCO, the Investors, each of the holders of NORCO Shares and the other parties thereto, and certain parties are executing and delivering that certain Registration Rights Agreement, dated as of the date of this Agreement, by and among DELCO and the parties named therein (collectively, the “New Shareholders Agreements”).  Each party to the Convertible Loan Agreement, dated as of October 9, 2009, by and among NORCO and the other parties thereto, Shareholders’ Agreement dated December 20, 2005, as amended, the Registration Rights Agreement dated December 20, 2005, as amended, and any other agreement regulating the holding of or right to purchase or dispose of the NORCO Securities (collectively, the “Prior Shareholders’ Agreements”), hereby confirms that each of such Prior Shareholders’ Agreement is hereby terminated in accordance with its terms and is of no further force or effect and furthermore, each such party irrevocably waives all rights and claims under the Prior Shareholders Agreements and with respect to the NORCO Securities (other than the right to receive the Consideration Shares and Consideration Options, as applicable, in exchange for such NORCO Securities hereunder), in each case with immediate effect as of the Closing.  Each party to the 2005 Subscription Agreement hereby confirms that, upon exchange of the NORCO Options for the Consideration Options at the Closing, the NORCO Options set forth in the 2005 Subscription Agreement shall be of no further force and effect.  To the extent required by applicable law or any agreement between the Securityholder and NORCO, each party to this Agreement hereby approves and consents to the Exchange, the Option Exchanges, the Stock Purchase and any related transactions described herein or therein.

7.                                      MISCELLANEOUS.

7.1                               Further Assurances.  Each party hereto agrees to execute such additional instruments and take such additional acts as may be reasonably necessary to effectuate the provisions of this Agreement and the transactions contemplated hereby.

7.2                               Tax Treatment.  None of the parties hereto nor any of their respective affiliates shall take or cause to be taken any action (including without limitation agreeing to or participating in any transaction or entering into any other agreement) that would result in the transactions occurring pursuant to this Agreement and the Stock Purchase Agreement and the Option Exchanges failing to qualify as an integrated series of transfers entitled to nonrecognition treatment for U.S. federal income tax purposes pursuant to Section 351 of the Code.  Each of the parties shall use all reasonable efforts, and shall cause their respective affiliates to use all reasonable efforts, to cause the transactions occurring pursuant to this Agreement, the Option Exchanges and the Stock Purchase Agreement to qualify as an integrated series of transfers entitled to nonrecognition treatment for U.S. federal income tax purposes pursuant to Section 351 of the Code.  Such efforts shall include, without limitation, compliance with Treasury Regulation Section 1.351-3.  Each of the parties hereto that is required to file a U.S. federal income tax return for 2010 or any subsequent year shall not take any position on such tax return or tax returns (or on any state or local income tax return) that is inconsistent with the treatment of the transactions occurring pursuant to this Agreement, the Employee Option Agreements and the Stock Purchase Agreement as an integrated series of transfers entitled to nonrecognition treatment for U.S. federal income tax purposes pursuant to Section 351 of the Code.

7.3                               Entire Agreement.  This Agreement and the Schedules and Exhibits hereto, which are herein incorporated by reference, constitute the entire agreement among the parties concerning the Exchange, and supersede all prior agreements and understandings, oral or written, between them concerning the Exchange but, for the avoidance of doubt, do not supersede the New Shareholders Agreements or the Stock Purchase Agreement.  Nothing herein, express or implied, is intended to confer upon any third party any rights, remedies obligations, or liabilities under or by reason of this Agreement except as expressly provided herein.

7.4                               Counterparts/Facsimile.  This Agreement may be executed by facsimile, by electronic portable document format (.pdf) and in more than one counterpart, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

7.5                               Confidentiality.  The parties hereto agree to keep confidential, and not to disclose to any third party, any non-public information with respect to this Agreement or the terms hereof, provided that a party may disclose any such information: (i) as has become generally available to the public, other than as a result of a breach of this Section; (ii) to its employees and professional advisers who need to know such information and agree to keep it confidential; (iii) to the extent required in order to comply with contractual reporting obligations, to its limited partners or members who have agreed to keep such information confidential; (iv) to the extent necessary in order to comply with any law, order, regulation or ruling applicable to such party; and (v) as may be required in response to any summons or subpoena or in connection with any litigation, it being agreed that, unless such information has become generally available to the public, if such information is being requested pursuant to a summons or subpoena or a discovery request in connection with a litigation, (x) the party shall give DELCO notice of such request and shall cooperate with DELCO if it so requests so that DELCO may, in its discretion, seek a protective order or other appropriate remedy, if available, and (y) in the event that such protective order is not obtained (or sought by such party after notice), the disclosing party (a) shall furnish only that portion of the information which, in accordance with the advice of counsel, is legally required to be furnished and (b) will exercise its reasonable best efforts to obtain assurances that confidential treatment will be accorded such information.

7.6                               Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.7                               Acknowledgement of Nature of Representation and Waiver of Conflicts.  Each party to this Agreement acknowledges that Hogan Lovells LLP (“Hogan”) has in the past performed and is or may now or in the future represent one or more Securityholders or their affiliates in matters unrelated to the transactions contemplated by this Agreement, including representation of such Securityholders or their affiliates in matters of a similar nature.  The applicable rules of professional conduct require that Hogan inform the parties hereunder of this representation and obtain their consent.  Hogan and Aabø-Evensen & Co Advokatfirma AS (“Aabø-Evensen”) have served as outside general counsel to NORCO and DELCO and have negotiated the terms of the Exchange, Stock Purchase and related transactions, solely on behalf of NORCO and DELCO. NORCO and each Securityholder hereby (a) acknowledge that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledge that with respect to the Exchange, the Stock Purchase, and related transactions, Hogan and Aabø-Evensen have represented solely NORCO and DELCO, and not any Securityholder, director or employee of NORCO or DELCO; and (c) gives its informed consent to Hogan’s representation of NORCO and DELCO in the Exchange, the Stock Purchase and related transactions.  Each Securityholder, director and employee of NORCO and DELCO have been advised to seek advice from their own counsel and tax advisers with respect to the Exchange, the Stock Purchase and related transactions, and that such transactions may have adverse tax consequences for Securityholders.

7.8                               Amendments and Waivers.  Any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party against whom such amendment or waiver is being sought, except that any party alone may waive the observance of any provision hereof only as to himself, herself or itself.

7.9                               Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to conflicts of law principles or any jurisdiction.

7.10                        Specific Performance.  The parties hereto acknowledge and agree that in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached, the parties hereto may be irreparably and immediately harmed and could not be made whole by monetary damages.  Accordingly, the parties agree that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court having jurisdiction over the parties and the matter in addition to any other remedy to which it may be entitled, at law or in equity.

7.11                        Notices.  All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing, by facsimile, by overnight courier or by registered or certified mail, postage prepaid and return receipt requested, and shall be deemed to have been duly given or made upon: (i) delivery by hand, (ii) two business days after being sent by overnight courier, (iii) five business days after being sent by registered or certified mail, and (iv) in the case of transmission by facsimile, when confirmation of receipt is obtained.  Such communications shall be addressed and directed to each party at the respective address set forth on Schedule 1, and to NORCO and DELCO as follows, unless such party may designate by notice in writing a new address to which any notice, demand, request, or communication may thereafter be so given, served, or sent.

To NORCO:

Oslo Innovation Centre

Gaustadalléen 21, 0349

Oslo, Norway

Attn:  Helena Djupesland

To DELCO:

c/o TKWD Ventures LLC

152 West 57th Street

10th Floor

New York, NY 10019

7.12                        Severability.  In case any of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, any such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had been limited or modified (consistent with its general intent) to the extent necessary to make it valid, legal, and enforceable, or if it shall not be possible to so limit or modify such invalid, illegal, or unenforceable provision or part of a provision, this Agreement shall be construed as if such invalid, illegal, or unenforceable provision or part of a provision had never been contained in this Agreement.

7.13                        Exchange Agreement Period.  This Agreement will expire at 12:00 midnight, New York City time at the end of the 28th day of June, 2010, unless at or prior to that time this Agreement has been executed by all Securityholders listed on the signature pages attached hereto.

*******************

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

OPTINOSE INC.

By:	/s/ Peter Miller
Name: Peter Miller
Title: President and Chief Executive Officer

OPTINOSE AS

By:	/s/ Helena K. Djupesland
Name: Helena K. Djupesland
Title: Authorized Signatory

SIGNATURE PAGE TO EXCHANGE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BODIL M. ARLANDER

By:	/s/ Bodil M. Arlander
Name: Bodil M. Arlander
Title:
(check the appropriate box)
☒ resident within the United States
☐ resident outside the United States

SIGNATURE PAGE TO EXCHANGE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BAKELITTFABRIRKEN HOLDING AS

By:	/s/ Jan Otto Ringdal
Name: Jan Otto Ringdal
Title: Chairman
(check the appropriate box)
☐ resident within the United States
☒ resident outside the United States

SIGNATURE PAGE TO EXCHANGE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ENTREPRENEURS FUND LP

By: Entrepreneurs Fund General Partner Limited in its capacity as General Partner of Entrepreneurs Fund LP

By:	/s/ Paul Bradshaw
Name: Paul Bradshaw
Title: Director
(check the appropriate box)
☐ resident within the United States
☒ resident outside the United States

SIGNATURE PAGE TO EXCHANGE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

JOHN DAVID HOWARD

By:	/s/ John David Howard
Name: John David Howard
Title:
(check the appropriate box)
☒ resident within the United States
☐ resident outside the United States

SIGNATURE PAGE TO EXCHANGE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

IKOS INVEST AS

By:	/s/ Per Djupesland
Name: Per Djupesland
Title: Chairman
(check the appropriate box)
☐ resident within the United States
☒ resident outside the United States

By:	/s/ Helena K. Djupesland
Name: Helena K. Djupesland
Title: Director
(check the appropriate box)
☐ resident within the United States
☒ resident outside the United States

SIGNATURE PAGE TO EXCHANGE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INSPIRE AS

By:	/s/ J.O Willums
Name: J.O Willums
Title: CEO
(check the appropriate box)
☐ resident within the United States
☒ resident outside the United States

SIGNATURE PAGE TO EXCHANGE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Invictum AS

By:	/s/ Trond Holland
Name: Trond Holland
Title: Chairman of the Board
(check the appropriate box)
☐ resident within the United States
☒ resident outside the United States

SIGNATURE PAGE TO EXCHANGE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ROBERT JUNEJA

By:	/s/ Robert Juneja
Name: Robert Juneja
Title:
(check the appropriate box)
☒ resident within the United States
☐ resident outside the United States

SIGNATURE PAGE TO EXCHANGE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

GWYNETH M. KETTERER

By:	/s/ Gwyneth M. Ketterer
Name: Gwyneth M. Ketterer
Title:
(check the appropriate box)
☒ resident within the United States
☐ resident outside the United States

SIGNATURE PAGE TO EXCHANGE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

DAVID E. KING

By:	/s/ David E. King
Name: David E. King
Title:
(check the appropriate box)
☒ resident within the United States
☐ resident outside the United States

SIGNATURE PAGE TO EXCHANGE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

KIRKEVEIEN 98, AS

By:	/s/ Jan Otto Ringdal
Name: Jan Otto Ringdal
Title: Managing Director
(check the appropriate box)
☐ resident within the United States
☒ resident outside the United States

SIGNATURE PAGE TO EXCHANGE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PAUL STEVEN LATTANZIO

By:	/s/ Paul Steven Lattanzio
Name: Paul Steven Lattanzio
Title:
(check the appropriate box)
☒ resident within the United States
☐ resident outside the United States

SIGNATURE PAGE TO EXCHANGE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

OSLO PARTNERS AS

By:	/s/ Bjorn Farmveit
Name: Bjorn Farmveit
Title:
(check the appropriate box)
☐ resident within the United States
☒ resident outside the United States

SIGNATURE PAGE TO EXCHANGE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

RICHARD L. PERKAL

By:	/s/ Richard L. Perkal
Name: Richard L. Perkal
Title:
(check the appropriate box)
☒ resident within the United States
☐ resident outside the United States

SIGNATURE PAGE TO EXCHANGE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

TKWD VENTURES LLC

By:	WFD Ventures LLC, its Manager

By:	/s/ William F. Doyle
Name: William F. Doyle
Title: Managing Director
(check the appropriate box)
☒ resident within the United States
☐ resident outside the United States

SIGNATURE PAGE TO EXCHANGE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

DOUGLAS ROBERT KORN

By:	/s/ Douglas Robert Korn
Name: Douglas Robert Korn
Title:
(check the appropriate box)
☒ resident within the United States
☐ resident outside the United States

SIGNATURE PAGE TO EXCHANGE AGREEMENT

SCHEDULE 1

NORCO SECURITYHOLDERS

Schedules omitted pursuant to item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request.

SCHEDULE 2

CAPITALIZATION OF OPTINOSE, INC.

Schedules omitted pursuant to item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request.

EXHIBIT A

CERTIFICATE OF INCORPORATION

Schedules omitted pursuant to item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request.

EXHIBIT B

FORM OF WARRANT

Schedules omitted pursuant to item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request.

EXHIBIT C

FORM OF TRANSFER NOTICE

Schedules omitted pursuant to item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request.